                                                                    EXHIBIT 25-1

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                           -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                  -------------------------------------------
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                    A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                    ----------------------------------------

                J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                                                      95-4655078
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

1999 AVENUE OF THE STARS - FLOOR 26
LOS ANGELES, CA                                                            90067
(Address of principal executive offices)                              (Zip Code)

                               Thomas F. Godfrey
                  Vice President and Assistant General Counsel
                J. P. Morgan Trust Company, National Association
                      1 Chase Manhattan Plaza, 25th Floor
                            New York, New York 10081
                              Tel: (212) 552-2192
           (Name, address and telephone number of agent for service)
                  -------------------------------------------
                           FNB FINANCIAL SERVICES, LP
              (Exact name of obligor as specified in its charter)

        DELAWARE                                                   34-2027567
(State or other jurisdiction of                                (I.R.S. employer
incorporation or organization)                               identification No.)

ONE F. N. B. BOULEVARD
HERMITAGE, PA                                                     16148
(Address of principal executive offices)                        (Zip Code)

                      SUBORDINATED TERM NOTES, SERIES 2005
                     SUBORDINATED DAILY NOTES, SERIES 2005
                 SUBORDINATED SPECIAL DAILY NOTES, SERIES 2005

                      (Title of the indenture securities)

ITEM 1. GENERAL INFORMATION.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of the Currency, Washington, D.C.
            Board of Governors of the Federal Reserve System, Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

      If the Obligor is an affiliate of the trustee, describe each such affiliation.

      None.

NO RESPONSES ARE INCLUDED FOR ITEMS 3-15 OF THIS FORM T-1 BECAUSE THE OBLIGOR IS NOT IN DEFAULT AS PROVIDED UNDER ITEM 13.

ITEM 16. LIST OF EXHIBITS.

      List below all exhibits filed as part of this statement of eligibility.

      Exhibit 1. Articles of Association of the Trustee as Now in Effect (see
                 Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

      Exhibit 2. Certificate of Authority of the Trustee to Commence Business
                 (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

      Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers
                 (contained in Exhibit 2).

      Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1
                 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

      Exhibit 5. Not Applicable

      Exhibit 6. The consent of the Trustee required by Section 321 (b) of the
                 Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

      Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

      Exhibit 8. Not Applicable

      Exhibit 9. Not Applicable

                                   SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh, and Commonwealth of Pennsylvania, on the 14 day of January, 2005.

                                         J. P. Morgan Trust Company, National
                                         Association

                                            By  /s/ :J. C. Progar
                                               ---------------------------------
                                                J. C. Progar
                                                Vice President

EXHIBIT 7. Report of Condition of the Trustee.

CONSOLIDATED REPORT OF CONDITION OF J.P. Morgan Trust Company, N.A., (formerly Chase Manhattan Bank and Trust Company, N.A.)

                                      (Legal Title)

LOCATED AT  1800 Century Park East, Ste. 400   Los Angeles,      CA     90067
--------------------------------------------   ------------    -------  -----
                  (Street)                        (City)       (State)  (Zip)

AS OF CLOSE OF BUSINESS ON September 30, 2004

ASSETS DOLLAR AMOUNTS IN THOUSANDS

1.  Cash and balances due from depository institutions                                    28,672
2.  Securities                                                                           145,134
3.  Loans and lease financing receivables                                                110,847
4.  Premises and fixed assets (including capitalized leases)                              11,202
5.  Intangible assets
    a. Goodwill                                                                          201,011
    b. Other intangible assets                                                           384,284
6.  Other assets                                                                          45,941
7.     TOTAL ASSETS (sum of items 1 through 6)                                           927,091

LIABILITIES

8. Deposits                                                                              94,426
9. Other liabilities                                                                     55,575
10. Total liabilities (sum of items 8 through 9)                                        150,001

EQUITY CAPITAL

11. Common stock                                                                             600
12. Surplus                                                                              701,587
13. Retained earnings                                                                     74,903
14. Total equity capital (sum of items 11 through 13)                                    777,090
15. Total liabilities and equity capital
    (sum of items 10 and 14)                                                             927,091
